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                                                                     EXHIBIT 4.2


    COMMON STOCK                                            COMMON STOCK
       NUMBER                                                  SHARES

     MCS-______                     MARIMBA

 INCORPORATED UNDER                                   SEE REVERSE FOR CERTAIN
THE LAWS OF DELAWARE                                DEFINITIONS AND RESTRICTIONS

                                                         CUSIP 56781Q 10 9

THIS CERTIFIES THAT                       IS THE
OWNER OF

   FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.0001 PAR VALUE, OF
                                 MARIMBA, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

        WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

           /s/ Kim Polese                                /s/ Fred M. Gerson
PRESIDENT AND CHIEF EXECUTIVE OFFICER                  VICE PRESIDENT, FINANCE
                                                     AND CHIEF FINANCIAL OFFICER


                          MARIMBA, INC. CORPORATE SEAL
                                 FEB. 21, 1996

                                    DELAWARE



                         COUNTERSIGNED AND REGISTERED:
                        U.S. STOCK TRANSFER CORPORATION
                          TRANSFER AGENT AND REGISTRAR


                        By:
                          -------------------------------
                               AUTHORIZED SIGNATURE